Exhibit 99

News Release

	Contact:	Tim Paynter (Media)
703-280-2720 (office)
timothy.paynter@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results
•2020 Net Awards Total $52.9 billion; 1.4 Book to Bill
•Total Backlog Increases to $81.0 billion
•Q4 Sales Increase 17 Percent to $10.2 billion; 2020 Sales Increase 9 Percent to $36.8 billion
•Q4 EPS of $1.97; Q4 Mark-to-Market (MTM)-adjusted EPS1 of $6.59
•2020 EPS of $19.03; 2020 MTM-adjusted EPS1 of $23.65
•2020 Cash from Operations of $4.3 billion, after a $750 Million Discretionary Pension Contribution
•2020 Adjusted Free Cash Flow1 of $3.7 billion
•Updated 2021 Guidance Reflects IT Services Divestiture and Planned Use of Proceeds
•Now Expects 2021 Sales of $35.1 to $35.5 billion, MTM-adjusted EPS1 of $23.15 to $23.65 and Adjusted Free Cash Flow1 of $3.0 to $3.3 billion
•Board Authorizes $3.0 Billion Additional Share Repurchases
FALLS CHURCH, Va. – Jan. 28, 2021 – Northrop Grumman Corporation (NYSE: NOC) reported fourth quarter 2020 sales increased 17 percent to $10.2 billion and 2020 sales increased 9 percent to $36.8 billion.
Fourth quarter 2020 net earnings increased to $330 million and 2020 net earnings increased to $3.2 billion. Excluding after-tax MTM expense of $774 million in both periods, MTM-adjusted fourth quarter 2020 net earnings1 increased 16 percent to $1.1 billion, or $6.59 per share, and 2020 MTM-adjusted net earnings1 increased 10 percent to $4.0 billion, or $23.65 per share.
"The Northrop Grumman team delivered outstanding results in 2020," said Kathy Warden, chairman, chief executive officer and president. "Our team continues to show resilience and agility, which allows us to execute our strategy, deliver for our customers and support our employees and communities in the midst of a global pandemic. Our continued growth, strong performance and portfolio-shaping decisions position us for value-creating capital deployment."

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	2
MTM-adjusted Net Earnings and EPS
Net earnings for both the fourth quarter and 2020 were reduced by a $774 million after-tax MTM expense. Excluding this expense, fourth quarter 2020 MTM-adjusted net earnings1 increased 16 percent and 2020 MTM-adjusted net earnings1 increased 10 percent. MTM-adjusted earnings1 and EPS1 are the measures the company uses to compare performance to prior periods and for EPS guidance.
The table below reconciles net earnings and diluted EPS to MTM-adjusted net earnings1 and MTM-adjusted diluted EPS1:

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2020	2019	2020	2019
MTM-adjusted net earnings
Net earnings (loss)	$330	$(409)	$3,189	$2,248
MTM expense	1,034	1,800	1,034	1,800
MTM-related deferred state tax benefit[2]	(54)	(81)	(54)	(81)
Federal tax benefit of items above[3]	(206)	(361)	(206)	(361)
MTM expense, net of tax	$774	$1,358	$774	$1,358
MTM-adjusted net earnings[1]	$1,104	$949	$3,963	$3,606

MTM-adjusted per share data
Diluted EPS[4]	$1.97	$(2.43)	$19.03	$13.22
MTM expense per share	6.18	10.63	6.17	10.59
MTM-related deferred state tax benefit per share[2]	(0.33)	(0.48)	(0.32)	(0.48)
Federal tax benefit of items above per share[3]	(1.23)	(2.13)	(1.23)	(2.12)
MTM expense, net of tax, per share	$4.62	$8.02	$4.62	$7.99
Dilution adjustment[4]	$—	$0.02	$—	$—
MTM-adjusted diluted EPS[1,4]	$6.59	$5.61	$23.65	$21.21

1	Non-GAAP measure — see definitions at the end of this earnings release.
2
MTM expense is expected to be deductible on our future state tax returns. The deferred state benefit was calculated using the company’s blended state tax rate of 5.25 percent in 2020 and 4.50 percent in 2019 and included in Unallocated corporate expense within operating income.

3
MTM expense is expected to be deductible on our future federal tax returns. The federal tax benefit in each period was calculated by subtracting the deferred state tax benefit from MTM expense and applying the 21 percent federal statutory rate.

4	Fourth quarter 2019 diluted EPS excludes the dilutive effect of awards granted to employees under stock-based compensation plans as such awards would be antidilutive. 2019 MTM-adjusted diluted EPS is calculated using weighted-average diluted shares outstanding of 169.3 million.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	3

Consolidated Operating Results and Cash Flows

	Three Months Ended December 31			Year Ended December 31
$ in millions, except per share amounts	2020	2019	Change	2020	2019	Change
Sales
Aeronautics Systems	$3,487	$2,807	24%	$12,169	$11,116	9%
Defense Systems	1,917	1,880	2%	7,543	7,495	1%
Mission Systems	2,736	2,486	10%	10,080	9,410	7%
Space Systems	2,550	1,951	31%	8,744	7,425	18%
Intersegment eliminations	(478)	(403)		(1,737)	(1,605)
Total sales	10,212	8,721	17%	36,799	33,841	9%
Operating Income
Aeronautics Systems	339	309	10%	1,206	1,188	2%
Defense Systems	214	176	22%	846	793	7%
Mission Systems	389	396	(2%)	1,459	1,408	4%
Space Systems	258	220	17%	893	794	12%
Intersegment eliminations	(59)	(49)		(216)	(205)
Segment operating income[1]	1,141	1,052	8%	4,188	3,978	5%
Segment operating margin rate[1]	11.2%	12.1%	(90) bps	11.4%	11.8%	(40) bps
Net FAS (service)/CAS pension adjustment	102	119	(14%)	418	465	(10%)
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(82)	(98)	(16%)	(322)	(390)	(17%)
MTM-related deferred state tax benefit	54	81	(33%)	54	81	(33%)
Other unallocated corporate expense	(63)	(18)	250%	(273)	(165)	65%
Unallocated corporate expense	(91)	(35)	160%	(541)	(474)	14%
Total operating income	$1,152	$1,136	1%	$4,065	$3,969	2%
Operating margin rate	11.3%	13.0%	(170) bps	11.0%	11.7%	(70) bps
Interest expense	(160)	(130)	23%	(593)	(528)	12%
FAS (non-service) pension benefit	291	200	46%	1,198	800	50%
Mark-to-market pension and OPB expense	(1,034)	(1,800)	(43%)	(1,034)	(1,800)	(43%)
Other, net	56	25	124%	92	107	(14%)
Earnings (loss) before income taxes	305	(569)	154%	3,728	2,548	46%
Federal and foreign income tax (benefit) expense	(25)	(160)	(84%)	539	300	80%
Effective income tax rate	(8.2%)	28.1%	NM	14.5%	11.8%	270	bps
Net earnings (loss)	$330	$(409)	181%	$3,189	$2,248	42%
Diluted earnings (loss) per share[2]	1.97	(2.43)	181%	19.03	13.22	44%
Weighted-average diluted shares outstanding, in millions[2]	167.4	168.4	(1%)	167.6	170.0	(1%)

Net cash provided by operating activities	$1,602	$2,464	(35%)	$4,305	$4,297	—
Capital expenditures	(592)	(471)	26%	(1,420)	(1,264)	12%
Proceeds from sale of equipment to a customer	205	—	NM	205	—	NM
After-tax discretionary pension contributions	593	95	524%	593	95	524%
Adjusted free cash flow[1]	$1,808	$2,088	(13%)	$3,683	$3,128	18%

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	Fourth quarter 2019 excludes the dilutive effect of awards granted to employees under stock-based compensation plans as such awards would be antidilutive.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	4

Sales
Fourth quarter 2020 sales increased $1.5 billion, or 17 percent, and 2020 sales increased $3.0 billion, or 9 percent, due to higher sales at all four sectors and includes a $444 million sale of equipment to a restricted customer at Aeronautics Systems.
Operating Income and Margin Rate
Fourth quarter 2020 operating income increased $16 million, or 1 percent, primarily due to an increase in segment operating income, partially offset by higher unallocated corporate expense and a lower net FAS (service)/ CAS pension adjustment. Operating margin rate declined to 11.3 percent from 13.0 percent, principally due to a lower segment operating margin rate, higher unallocated corporate expense and lower net FAS (service)/CAS pension adjustment.
2020 operating income increased $96 million, or 2 percent, primarily due to an increase in segment operating income, partially offset by higher unallocated corporate expense and a lower net FAS (service)/CAS pension adjustment. 2020 operating margin rate declined to 11.0 percent from 11.7 percent principally due to a lower segment operating margin rate, higher unallocated corporate expense and lower net FAS (service)/CAS pension adjustment.
Segment Operating Income and Margin Rate
Fourth quarter 2020 segment operating income1 increased $89 million, or 8 percent, principally due to higher operating income at Space Systems, Defense Systems and Aeronautics Systems. Segment operating margin rate1 decreased to 11.2 percent from 12.1 percent principally due to lower operating margin rates at Mission Systems, Aeronautics Systems and Space Systems, partially offset by a higher operating margin rate at Defense Systems.
2020 segment operating income1 increased $210 million, or 5 percent, and reflects higher operating income at all four sectors. Segment operating margin rate1 decreased to 11.4 percent from 11.8 percent principally due to a lower operating margin rate at Aeronautics Systems.
Beginning in the second quarter of 2020, certain unallowable compensation and other costs previously included in segment operating results are now reported in Unallocated corporate expense within operating income as the company no longer considers these costs as part of management’s evaluation of segment operating performance. This change, which had no impact on total operating income, increased fourth quarter and full year 2020 segment operating income by $23 million and $48 million, respectively, and has been applied retrospectively. Recast results are presented in Schedule 7.
Federal and Foreign Income Taxes
The fourth quarter 2020 effective tax rate decreased to (8.2) percent from 28.1 percent in the prior year period. MTM expense reduced the fourth quarter 2020 effective tax rate by 22.3 percentage points and increased the fourth quarter 2019 effective tax rate by 10.7 percentage points.
The 2020 effective tax rate increased to 14.5 percent from 11.8 percent in 2019. MTM expense reduced the 2020 effective tax rate by 1.3 percentage points and the 2019 effective tax rate by 3.7 percentage points.

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	5

Awards and Backlog
Fourth quarter and year to date 2020 net awards totaled $9.9 billion and $52.9 billion, respectively, and backlog was $81.0 billion. Significant fourth quarter new awards include $4.3 billion for restricted programs (principally at Aeronautics Systems), $0.5 billion for B-2 programs, $0.4 billion for Commercial Resupply Service Extension missions, $0.4 billion for Joint Stars and $0.3 billion for Global Hawk. Significant 2020 new awards include $17.4 billion for restricted programs ($9.0 billion at Space Systems, $6.0 billion at Aeronautics Systems and $2.2 billion at Mission Systems), $13.3 billion for the Ground Based Strategic Deterrent EMD program, $1.9 billion for Next Gen OPIR, $1.7 billion for F-35, $0.9 billion for Triton, $0.9 billion for E-2D and $0.8 billion for Global Hawk.
Cash Flows

	Three Months Ended December 31			Year Ended December 31
$ in millions	2020	2019	Change	2020	2019	Change
Net cash provided by operating activities	$1,602	$2,464	(35%)	$4,305	$4,297	—
After-tax discretionary pension contributions	593	95	524%	593	95	524%
Cash provided by operating activities before after-tax discretionary pension contributions[1]	$2,195	$2,559	(14%)	$4,898	$4,392	12%

Net cash provided by operating activities	$1,602	$2,464	(35)%	$4,305	$4,297	—
Capital expenditures	(592)	(471)	26%	(1,420)	(1,264)	12%
Proceeds from sale of equipment to a customer	205	—	NM	205	—	NM
After-tax discretionary pension contributions	593	95	524%	593	95	524%
Adjusted free cash flow[1]	$1,808	$2,088	(13%)	$3,683	$3,128	18%
Fourth quarter and year to date 2020 cash provided by operating activities totaled $1.6 billion and $4.3 billion, respectively, after a $750 million discretionary pre-tax pension contribution ($593 million after-tax) made in December 2020. Fourth quarter and year-to-date adjusted free cash flow1 totaled $1.8 billion and $3.7 billion, respectively.
Share Repurchase Authorization
On Jan. 25, 2021, the company’s board of directors authorized a new share repurchase program of up to an additional $3.0 billion in share repurchases of the company’s common stock, bringing the total outstanding authorization up to $5.8 billion.
Segment Operating Results
Segment operating results for the fourth quarter and full-year 2019 have been recast to reflect changes in the company’s organizational structure and reportable segments effective Jan. 1, 2020 (presented in Schedule 6). In addition, the unallowable costs change described above has been applied retrospectively in the following tables, and recast results are presented in Schedule 7.

1 Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	6

AERONAUTICS SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$3,487	$2,807	24%	$12,169	$11,116	9%
Operating income	339	309	10%	1,206	1,188	2%
Operating margin rate	9.7%	11.0%		9.9%	10.7%
Sales
Fourth quarter 2020 sales increased $680 million, or 24 percent, due to higher sales in Manned Aircraft. Higher volume on restricted programs, including a $444 million sale of equipment to a restricted customer, and higher volume on E-2D production programs were partially offset by lower volume on the B-2 Defensive Management System (DMS) Modernization program as it nears completion.
2020 sales increased $1.1 billion, or 9 percent, due to higher sales in both Manned Aircraft and Autonomous Systems. Higher volume on restricted programs, including a $444 million sale of equipment to a restricted customer, E-2D and Triton were partially offset by lower volume on B-2 DMS as it nears completion.
Operating Income
Fourth quarter 2020 operating income increased $30 million, or 10 percent, due to higher sales partially offset by a lower operating margin rate. Operating margin rate decreased to 9.7 percent from 11.0 percent principally due to the sale of equipment to a restricted customer, which was dilutive to the overall sector margin rate.
2020 operating income increased $18 million, or 2 percent, due to higher sales partially offset by a lower operating margin rate. 2020 operating margin rate decreased to 9.9 percent from 10.7 percent principally due to lower net EAC adjustments as well as the sale of equipment to a restricted customer, which was dilutive to the overall sector margin rate.

DEFENSE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$1,917	$1,880	2%	$7,543	$7,495	1%
Operating income	214	176	22%	846	793	7%
Operating margin rate	11.2%	9.4%		11.2%	10.6%
Sales
Fourth quarter 2020 sales increased $37 million, or 2 percent, primarily due to higher volume at Mission Readiness. Mission Readiness sales increased principally due to higher volume on restricted and international programs, partially offset by lower volume on the Hunter sustainment program as it nears completion. Battle Management & Missile Systems sales were comparable to the prior period and reflect higher volume on the Guided Missile Launch Rocket System (GMLRS), Advanced Anti-Radiation Guided Missile (AARGM) and other missile products, offset by the close-out of our contract at the Army's Lake City ammunition plant (Lake City contract) and lower volume on an international weapons program as it nears completion.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	7

2020 sales increased $48 million, or 1 percent, due to higher volume in both business areas. Battle Management & Missile Systems sales increased primarily due to higher volume on GMLRS, AARGM, the Counter-Rocket, Artillery and Mortar program and other missile products, partially offset by lower volume on programs nearing completion, including an international weapons program and the close-out of our Lake City contract. Mission Readiness sales increased principally due to higher volume on restricted and international programs, partially offset by lower volume on the Hunter sustainment program as it nears completion.
Operating Income
Fourth quarter 2020 operating income increased $38 million, or 22 percent, primarily due to a higher operating margin rate. Operating margin rate increased to 11.2 percent from 9.4 percent due to improved performance at Battle Management & Missile Systems, including the close-out of our Lake City contract, and at Mission Readiness.
2020 operating income increased $53 million, or 7 percent, primarily due to a higher operating margin rate. Operating margin increased to 11.2 percent from 10.6 percent principally due to improved performance at Battle Management & Missile Systems and Mission Readiness.

MISSION SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$2,736	$2,486	10%	$10,080	$9,410	7%
Operating income	389	396	(2)%	1,459	1,408	4%
Operating margin rate	14.2%	15.9%		14.5%	15.0%
Sales
Fourth quarter 2020 sales increased $250 million, or 10 percent, due to higher volume across all four business areas. Airborne Sensors & Networks sales increased primarily due to higher volume on restricted, Joint Counter Radio-Controlled Improvised Explosive Device Electronic Warfare (JCREW) and F-35 programs. Navigation, Targeting & Survivability sales increased principally due to higher volume on targeting programs, including LITENING, and self-protection programs. Cyber & Intelligence Mission Solutions sales increased primarily due to higher restricted volume. Maritime/Land Systems & Sensors sales increased primarily due to higher volume on land and marine systems, partially offset by lower international commercial volume due, in part, to COVID-19-related impacts.
2020 sales increased $670 million, or 7 percent, due to higher volume across all four business areas. Airborne Sensors & Networks sales increased principally due to higher airborne radar volume, including the F-35, Multi-role Electronically Scanned Array (MESA) and Scalable Agile Beam Radar (SABR) programs, and higher restricted volume. Navigation, Targeting & Survivability sales increased primarily due to higher volume on self-protection, avionics and targeting programs, including LITENING, partially offset by lower volume on infrared countermeasures programs. Maritime/Land Systems & Sensors sales increased primarily due to higher volume on marine systems and restricted programs, partially offset by lower international commercial volume due, in part, to COVID-19-related impacts. Cyber & Intelligence Mission Solutions sales increased principally due to higher restricted volume, partially offset by lower volume on an intelligence program as it nears completion.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	8

Operating Income
Fourth quarter 2020 operating income decreased $7 million, or 2 percent, due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 14.2 percent from 15.9 percent primarily due to lower margin rates at Maritime/Land Systems & Sensors, including COVID-19-related impacts on certain international commercial businesses, partially offset by improved performance on Navigation, Targeting & Survivability programs. Fourth quarter 2019 operating margin rate benefited from a $20 million gain on a property sale.
2020 operating income increased $51 million, or 4 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 14.5 percent from 15.0 percent primarily due to lower margin rates at Maritime/Land Systems & Sensors, including COVID-19-related impacts on certain international commercial businesses.

SPACE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2020	2019	Change	2020	2019	Change
Sales	$2,550	$1,951	31%	$8,744	$7,425	18%
Operating income	258	220	17%	893	794	12%
Operating margin rate	10.1%	11.3%		10.2%	10.7%
Sales
Fourth quarter 2020 sales increased $599 million, or 31 percent, due to higher sales in both Space and Launch & Strategic Missiles business areas. Space sales were driven by higher volume on restricted programs and the NASA Artemis and Next Generation Overhead Persistent Infrared (Next Gen OPIR) programs. Launch & Strategic Missiles sales increased primarily due to ramp-up on the GBSD program and higher volume on the Commercial Resupply Service missions.
2020 sales increased $1.3 billion, or 18 percent, due to higher sales in both Space and Launch & Strategic Missiles. Space sales were driven by higher volume on restricted programs and the Next Gen OPIR and NASA Artemis programs. Launch & Strategic Missiles sales increased due to ramp-up on GBSD and higher volume on launch vehicles and hypersonics programs, partially offset by lower volume on the Ground-based Midcourse Defense program.
Operating Income
Fourth quarter 2020 operating income increased $38 million, or 17 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 10.1 percent from 11.3 percent primarily due to changes in contract mix as well as a $21 million benefit recognized in the fourth quarter of 2019 from an increase in estimated recoveries of certain environmental remediation costs.
2020 operating income increased $99 million, or 12 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 10.2 percent from 10.7 percent principally due to lower net EAC adjustments and changes in contract mix.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	9

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward looking statements provided by the company for 2021 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s 2021 financial guidance and outlook beyond 2021 reflect what the company currently anticipates will be the impacts on the company from the global COVID-19 pandemic in 2021, based on what the company understands today and what the company has experienced to date. However, the company cannot predict how the pandemic will evolve or what impact it will continue to have, and there can be no assurance that the company’s underlying assumptions are correct. As discussed more fully in the company’s Form 10-K, and among other factors, disruptions to the company’s operations (or those of its customers or supply chain), additional costs and liabilities, disruptions in the market, and impacts on programs or payments relating to the global COVID-19 pandemic, today and as it may evolve, can be expected to affect the company’s ability to achieve guidance or meet expectations. In addition, the government budget, appropriations and procurement priorities and processes can impact our customers, programs and financial results. These priorities and processes, including the timing of appropriations and the occurrence of an extended continuing resolution and/or prolonged government shutdown, as well as a breach of the debt ceiling, or changes in support for our programs or in federal corporate tax rates, can impact the company's ability to achieve guidance or meet expectations.
On Dec. 7, 2020, Northrop Grumman announced that it had reached a definitive agreement with Peraton Inc., a Veritas company, for the sale of the company’s IT and mission support services business, for approximately $3.4 billion in cash, subject to customary purchase price adjustments. The transaction is expected to close very soon, subject to government approvals and customary closing conditions. In 2020, this business generated $2.3 billion in revenue, $1.6 billion of which is in the Defense Systems sector, $0.5 billion of which is in the Mission Systems sector and the remaining $0.2 billion in the Space Systems sector. The company expects to use the sale proceeds primarily to fund share repurchases, to offset dilution from the transaction, and for debt retirement. The company's 2021 financial guidance contemplates completion of the transaction very soon, excluding gain on sale, transaction costs and make-whole provisions.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	10

2021 Guidance
($ in millions, except per share amounts)	As of 1/28/2021
Sales	35,100	—	35,500
Segment operating margin %[1,2]	11.5	—	11.7
Total net FAS/CAS pension adjustment[3]	~1,520
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~260
Other items	~290
Operating margin %	10.1	—	10.3
Interest expense	~560
Effective tax rate %	~17.0%
Weighted average diluted shares outstanding	~162
MTM-adjusted EPS[1]	23.15	—	23.65
Operating cash flow	~4,200	—	~4,500
Adjusted free cash flow[1]	~3,000	—	~3,300
Sector Guidance
Aeronautics Systems
Sales $B	Mid to High 11
OM Rate	Low 10%
Defense Systems
Sales $B	Mid to High 5
OM Rate	Low 11%
Mission Systems
Sales $B	~10
OM Rate	~15%
Space Systems
Sales $B	High 9
OM Rate	~10%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2	Effective April 1, 2020, certain unallowable costs previously included in segment operating results are now reported in Unallocated corporate expense within operating income.
3	Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes $465 million of expected CAS pension cost and $1,055 million of expected FAS pension benefit. $415 million of FAS (service-related) pension cost is reflected in operating income and $1,470 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	11

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on Jan. 28, 2021. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman solves the toughest problems in space, aeronautics, defense and cyberspace to meet the ever evolving needs of our customers worldwide. Our 97,000 employees define possible every day using science, technology and engineering to create and deliver advanced systems, products and services.

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Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2020 and from time to time in our other filings with the Securities and Exchange Commission (SEC). These risks and uncertainties are amplified by the global COVID-19 pandemic, which has caused and will continue to cause significant challenges, instability and uncertainty. They include:
•the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for worker absenteeism, facility closures, work slowdowns or stoppages, supply chain disruptions, additional costs and liabilities, program delays, our ability to recover costs under contracts, changing government funding and acquisition priorities and processes, changing government payment rules and practices, insurance challenges, and potential impacts on access to capital, the markets and the fair value of our assets
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations for our programs, and U.S. government funding and program support more broadly
•investigations, claims, disputes, enforcement actions, litigation and/or other legal proceedings
•the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	12

•our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, suppliers, laws and regulations
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners
•the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components
•changes in procurement and other laws, regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, and changes in our customers’ business practices globally
•increased competition within our markets and bid protests
•the ability to maintain a qualified workforce with the required security clearances and requisite skills
•our ability to meet performance obligations under our contracts, including obligations that require innovative design capabilities, are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control
•environmental matters, including unforeseen environmental costs and government and third party claims
•natural disasters
•health epidemics, pandemics and similar outbreaks
•the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•our ability appropriately to exploit and/or protect intellectual property rights
•our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	13

obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	14

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31
$ in millions, except per share amounts	2020	2019	2018
Sales
Product	$27,015	$23,852	$20,469
Service	9,784	9,989	9,626
Total sales	36,799	33,841	30,095
Operating costs and expenses
Product	21,559	18,675	15,785
Service	7,762	7,907	7,519
General and administrative expenses	3,413	3,290	3,011
Operating income	4,065	3,969	3,780
Other (expense) income
Interest expense	(593)	(528)	(562)
FAS (non-service) pension benefit	1,198	800	1,049
Mark-to-market pension and OPB expense	(1,034)	(1,800)	(655)
Other, net	92	107	130
Earnings before income taxes	3,728	2,548	3,742
Federal and foreign income tax expense	539	300	513
Net earnings	$3,189	$2,248	$3,229

Basic earnings per share	$19.08	$13.28	$18.59
Weighted-average common shares outstanding, in millions	167.1	169.3	173.7
Diluted earnings per share	$19.03	$13.22	$18.49
Weighted-average diluted shares outstanding, in millions	167.6	170.0	174.6

Net earnings (from above)	$3,189	$2,248	$3,229
Other comprehensive loss
Change in unamortized prior service credit, net of tax	(41)	(47)	(60)
Change in cumulative translation adjustment and other, net	10	2	(14)
Other comprehensive loss, net of tax	(31)	(45)	(74)
Comprehensive income	$3,158	$2,203	$3,155

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	15

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$4,907	$2,245
Accounts receivable, net	1,501	1,326
Unbilled receivables, net	5,140	5,334
Inventoried costs, net	759	783
Prepaid expenses and other current assets	1,402	997
Assets of disposal group held for sale	1,635	—
Total current assets	15,344	10,685
Property, plant and equipment, net of accumulated depreciation of $6,335 for 2020 and $5,850 for 2019	7,071	6,912
Operating lease right-of-use assets	1,533	1,511
Goodwill	17,518	18,708
Intangible assets, net	783	1,040
Deferred tax assets	311	508
Other non-current assets	1,909	1,725
Total assets	$44,469	$41,089

Liabilities
Trade accounts payable	$1,806	$2,226
Accrued employee compensation	1,997	1,865
Advance payments and billings in excess of costs incurred	2,517	2,237
Other current liabilities	3,002	3,106
Liabilities of disposal group held for sale	258	—
Total current liabilities	9,580	9,434
Long-term debt, net of current portion of $742 for 2020 and $1,109 for 2019	14,261	12,770
Pension and other postretirement benefit plan liabilities	6,498	6,979
Operating lease liabilities	1,343	1,308
Other non-current liabilities	2,208	1,779
Total liabilities	33,890	32,270

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2020—166,717,179 and 2019—167,848,424	167	168
Paid-in capital	58	—
Retained earnings	10,482	8,748
Accumulated other comprehensive loss	(128)	(97)
Total shareholders’ equity	10,579	8,819
Total liabilities and shareholders’ equity	$44,469	$41,089

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	16

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31
$ in millions	2020	2019	2018
Operating activities
Net earnings	$3,189	$2,248	$3,229
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,267	1,265	800
Mark-to-market pension and OPB expense	1,034	1,800	655
Stock-based compensation	90	127	86
Deferred income taxes	210	(509)	234
Changes in assets and liabilities:
Accounts receivable, net	(285)	122	202
Unbilled receivables, net	160	(335)	(297)
Inventoried costs, net	18	(135)	(37)
Prepaid expenses and other assets	(147)	(78)	(56)
Accounts payable and other liabilities	719	617	381
Income taxes payable, net	(238)	(63)	(258)
Retiree benefits	(1,678)	(703)	(1,083)
Other, net	(34)	(59)	(29)
Net cash provided by operating activities	4,305	4,297	3,827

Investing activities
Acquisition of Orbital ATK, net of cash acquired	—	—	(7,657)
Capital expenditures	(1,420)	(1,264)	(1,249)
Proceeds from sale of equipment to a customer	205	—	—
Other, net	4	57	28
Net cash used in investing activities	(1,211)	(1,207)	(8,878)

Financing activities
Payments of long-term debt	(1,027)	(500)	(2,276)
Net proceeds from issuance of long-term debt	2,239	—	—
Payments to credit facilities	(78)	(31)	(320)
Net (repayments of) borrowings on commercial paper	—	(198)	198
Common stock repurchases	(490)	(744)	(1,263)
Cash dividends paid	(953)	(880)	(821)
Payments of employee taxes withheld from share-based awards	(66)	(65)	(85)
Other, net	(57)	(6)	(28)
Net cash used in financing activities	(432)	(2,424)	(4,595)
Increase (decrease) in cash and cash equivalents	2,662	666	(9,646)
Cash and cash equivalents, beginning of year	2,245	1,579	11,225
Cash and cash equivalents, end of year	$4,907	$2,245	$1,579

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	17

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	2020			2019	% Change in 2020
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$10,587	$13,415	$24,002	$26,021	(8)%
Defense Systems	6,942	1,189	8,131	8,481	(4)%
Mission Systems	9,444	4,361	13,805	14,226	(3)%
Space Systems	5,569	29,462	35,031	16,112	117%
Total backlog	$32,542	$48,427	$80,969	$64,840	25%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	18

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2020	2019	2020	2019
Per share impact of total net FAS/CAS pension adjustment
Net FAS (service)/CAS pension adjustment	$102	$119	$418	$465
FAS (non-service) pension benefit	291	200	1,198	800
Total net FAS/CAS pension adjustment	393	319	1,616	1,265
Tax effect[1]	(83)	(67)	(339)	(266)
After-tax impact	$310	$252	$1,277	$999
Weighted-average diluted shares outstanding, in millions[2]	167.4	168.4	167.6	170.0
Per share impact	$1.85	$1.50	$7.62	$5.88

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(82)	$(98)	$(322)	$(390)
Tax effect[1]	17	21	68	82
After-tax impact	$(65)	$(77)	$(254)	$(308)
Weighted-average diluted shares outstanding, in millions[2]	167.4	168.4	167.6	170.0
Per share impact	$(0.39)	$(0.46)	$(1.52)	$(1.81)

1	Based on a 21% statutory tax rate.
2	Fourth quarter 2019 excludes the dilutive effect of awards granted to employees under stock-based compensation plans as such awards would be antidilutive.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	19
SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	SALES							SEGMENT OPERATING INCOME[1]
	2017	2018	2019	2019				2017	2018	2019	2019
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED[2]
Aerospace Systems	$12,131	$13,096	$13,862	$3,496	$3,390	$3,458	$3,518	$1,289	$1,411	$1,434	$382	$361	$324	$367
Innovation Systems	—	3,276	6,119	1,438	1,498	1,584	1,599	—	343	671	167	169	164	171
Mission Systems	11,470	11,709	12,263	2,886	3,128	3,029	3,220	1,442	1,520	1,639	383	408	398	450
Technology Services	4,687	4,297	4,110	977	1,044	1,067	1,022	449	443	457	102	113	136	106
Intersegment eliminations	(2,284)	(2,283)	(2,513)	(608)	(604)	(663)	(638)	(277)	(270)	(292)	(67)	(73)	(82)	(70)
Total	$26,004	$30,095	$33,841	$8,189	$8,456	$8,475	$8,721	$2,903	$3,447	$3,909	$967	$978	$940	$1,024

REALIGNED[3]
Aeronautics Systems	$9,040	$10,293	$11,116	$2,818	$2,721	$2,770	$2,807	$848	$1,107	$1,170	$308	$295	$265	$302
Defense Systems	5,479	6,612	7,495	1,768	1,916	1,931	1,880	534	690	781	202	209	199	171
Mission Systems	8,460	8,949	9,410	2,210	2,404	2,310	2,486	1,157	1,215	1,382	319	332	346	385
Space Systems	4,719	5,845	7,425	1,801	1,788	1,885	1,951	578	635	781	188	191	187	215
Intersegment eliminations	(1,694)	(1,604)	(1,605)	(408)	(373)	(421)	(403)	(214)	(200)	(205)	(50)	(49)	(57)	(49)
Total	$26,004	$30,095	$33,841	$8,189	$8,456	$8,475	$8,721	$2,903	$3,447	$3,909	$967	$978	$940	$1,024

1	Non-GAAP metric - see definitions at the end of this earnings release.
2	“As reported” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019 reflects our former organizational structure and reportable segments and were previously disclosed in the company’s filings with the SEC.
3	“Realigned” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019 were recast to reflect the changes in the company’s organizational structure and reportable segments effective January 1, 2020 as described in the company’s Form 8-K filed with the SEC on April 29, 2020. The four current sectors are Aeronautics Systems, Defense Systems, Mission Systems, and Space Systems. The segment operating income amounts have been further recast to reflect a change in unallowable costs included in management's evaluation of segment operating performance effective April 1, 2020. See Schedule 7 of this earnings release for additional recast information related to this change.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	20

SCHEDULE 7
NORTHROP GRUMMAN CORPORATION
REALIGNED AND RECAST SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	2017	2018	2019	2019				2020
	Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Mar 31
REALIGNED[2]
Aeronautics Systems	$848	$1,107	$1,170	$308	$295	$265	$302	$259
Defense Systems	534	690	781	202	209	199	171	196
Mission Systems	1,157	1,215	1,382	319	332	346	385	348
Space Systems	578	635	781	188	191	187	215	199
Intersegment eliminations	(214)	(200)	(205)	(50)	(49)	(57)	(49)	(49)
Total segment operating income[1]	$2,903	$3,447	$3,909	$967	$978	$940	$1,024	$953
Net FAS (service)/CAS pension adjustment	638	613	465	108	107	131	119	105
Unallocated corporate expense	(323)	(280)	(405)	(139)	(139)	(120)	(7)	(124)
Total operating income	$3,218	$3,780	$3,969	$936	$946	$951	$1,136	$934

REALIGNED AND RECAST[3]
Aeronautics Systems	$859	$1,128	$1,188	$311	$299	$269	$309	$263
Defense Systems	539	697	793	204	212	201	176	198
Mission Systems	1,179	1,245	1,408	323	338	351	396	353
Space Systems	582	644	794	190	193	191	220	202
Intersegment eliminations	(214)	(200)	(205)	(50)	(49)	(57)	(49)	(49)
Total segment operating income[1]	$2,945	$3,514	$3,978	$978	$993	$955	$1,052	$967
Net FAS (service)/CAS pension adjustment	638	613	465	108	107	131	119	105
Unallocated corporate expense	(365)	(347)	(474)	(150)	(154)	(135)	(35)	(138)
Total operating income	$3,218	$3,780	$3,969	$936	$946	$951	$1,136	$934

1	Non-GAAP metric - see definitions at the end of this earnings release.
2	“Realigned” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019, as well as March 31, 2020, were recast to reflect the changes in the company’s organizational structure and reportable segments effective January 1, 2020 as described in the company’s Form 8-K filed with the SEC on April 29, 2020.
3	“Realigned and recast” summary operating results for the years ended December 31, 2017, 2018 and 2019 and the three months ended March 31, June 30, September 30 and December 31, 2019, as well as March 31, 2020, were further recast to reflect the change in unallowable costs included in management's evaluation of segment operating performance effective April 1, 2020 as described in this earnings release.

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	21

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted net earnings: Net earnings excluding MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards. MTM-adjusted net earnings is reconciled in the “MTM-adjusted Earnings and EPS” table within the body of this release.
MTM-adjusted diluted EPS: Diluted earnings per share excluding the per share impact of MTM expense and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance per share by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses. MTM-adjusted diluted EPS is reconciled in the “MTM-adjusted Earnings and EPS” table within the body of this release.
Segment operating income and segment operating margin rate: Segment operating income, as reconciled in the “Consolidated Operating Results” table within the body of this release, and segment operating margin rate (segment operating income divided by sales) reflect total earnings from our four segments, including allocated pension expense we have recognized under CAS, and excluding unallocated corporate items and FAS pension expense. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Cash provided by operating activities before after-tax discretionary pension contributions: Cash provided by operating activities before the after-tax impact of discretionary pension contributions. Cash provided by operating activities before after-tax discretionary pension contributions has been provided for consistency and comparability of financial performance and is reconciled in the "Cash Flows" table within the body of this release.
Adjusted free cash flow: Net cash provided by operating activities, less capital expenditures, plus proceeds from sale of equipment to a customer (not otherwise included in net cash provided by operating activities) and the after-tax impact of discretionary pension contributions. Adjusted free cash flow includes proceeds from the sale of equipment to a customer as such proceeds were generated in a customer sales transaction. It also includes the after-tax impact of discretionary pension contributions for consistency and comparability of financial performance. This measure may not be defined and calculated by other companies in the same manner. We use adjusted free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and share repurchases. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative

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Northrop Grumman Reports Fourth Quarter and Full-Year 2020 Financial Results	22

to operating cash flows presented in accordance with GAAP. Adjusted free cash flow is reconciled in the “Cash Flows” table within the body of this release.
#

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